Exhibit 10.2- Form of Senior Secured Convertible Debenture

NEITHER THE ISSUANCE NOR SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

Principal Amount: $[●]                                                                                                Issue Date: November ___, 2010
Purchase Price: $[90% of Principal Amount]

FORM OF SENIOR SECURED CONVERTIBLE DEBENTURE

FOR VALUE RECEIVED, Medlink International, Inc., a Delaware corporation (hereinafter called “Borrower”), hereby promises to pay to [Insert name and address of Holder] (together with its successors, representatives and permitted assigns, the “Holder”) or order, without demand, the sum of [●] dollars ($[●]) (“Principal Amount”) on May 26, 2010  (the “Maturity Date”), if  not sooner paid.

The Purchase Price of this Note represents a 10% original issue discount to the Principal Amount (the “OID”).

This Note has been entered into pursuant to the terms of a subscription agreement between Borrower and Holder dated at or about the date hereof (the “Subscription Agreement”), and shall be governed by the terms of such Subscription Agreement. Unless otherwise separately defined herein, all capitalized terms used in this Note shall have the same meaning as set forth in the Subscription Agreement.  The following terms shall apply to this Note:

ARTICLE I

GENERAL PROVISIONS

1.1	Interest. The outstanding principal amount of this Note shall bear simple interest at a rate
10% per annum from the Issue Date until the Maturity Date.  Such interest shall be based on a 365-day year and calculated for the actual number of days elapsed in which interest is being calculated.

1.2	Interest Payments. Borrower shall pay Holder all accrued but unpaid interest quarterly on the first business day of each third calendar month commencing the month of March 2011.  For the avoidance of doubt, the first interest payment shall include all accrued but unpaid interest through February 28, 2011. Holder shall have no obligation to deliver to Borrower any invoice or other statement setting forth the amount of principal, interest or any other amount due on any payment date, and any absence by Holder to provide any such invoice or statement shall not reduce or otherwise impair Borrower’s obligation to pay any amounts payable hereunder. Borrower shall make all interest payments under this Note to Holder on the date when due.

1.3           Default Interest.  Upon the occurrence of an Event of Default (as defined herein), then to the extent permitted by law, Borrower will pay interest in cash to Holder, payable on demand, on the outstanding principal balance of this Note from the date of the Event of Default until such Event of Default is cured at the rate of the lesser of 18% per annum and the maximum applicable legal rate per annum.

1.4           Security.  Payment of the principal of, and interest on, this Note and all other amounts due under the Subscription Agreement is secured by certain property as provided in the Security Agreement of even date herewith among Borrower, Holder and the other signatories thereto, if any, in connection herewith (“Security Agreement”).

1.5           Payment.  Payment of this Note and all interest thereon shall be paid to Holder by wire transfer to an account designated by Holder or at such address outside of the United States and its possessions as Holder may instruct Borrower in writing in U.S. Dollars.

1.6           Amortization.  Except as otherwise provided in Section 2.3 hereof, beginning on August 26th 2010. and on the first day of each month thereafter, Borrower shall redeem one eighteenth (1/18th) of the face value of this Note with a final payment on the unpaid or unconverted remaining Principal Amount on the Maturity Date.  If at any time the Principal Amount of this Note shall be paid in full pursuant to the terms hereof, then all accrued interest shall be payable at the time of such principal payment.

1.7           Conversion Rights.  The conversion rights set forth in Article II hereof shall remain in full force and effect [insert date that is nine months after the Closing date], regardless of the occurrence of an Event of Default.  This Note shall be payable in full on the Maturity Date, unless previously converted into Common Stock (as defined herein) in accordance with Article II hereof.

ARTICLE II

CONVERSION AND REDEMPTION RIGHTS

Holder shall have the right to convert the principal and any interest due under this Note into shares (the “Shares”) of Borrower's common stock, $0.001 par value per share (“Common Stock”) as set forth below.

2.1.           Conversion into Borrower's Common Stock; Method of Conversion

(a)           Holder shall have the right commencing on August 26, 2010 and then at any time until this Note is fully paid, to convert any outstanding and unpaid principal portion of this Note, and accrued interest thereon, at the election of Holder, by delivering to Borrower a Notice of Conversion (as defined herein) (the date of giving of the Notice of Conversion being a “Conversion Date”), into fully paid and nonassessable Shares of Common Stock as such stock exists on the date of issuance of this Note, or any shares of capital stock of Borrower into which such Common Stock shall hereafter be changed or reclassified, at the Conversion Price (as defined herein), determined as provided herein.  Upon delivery to Borrower of a completed Notice of Conversion, a form of which is annexed hereto as Exhibit A (the “Notice of Conversion”), Borrower shall issue and deliver to Holder within four (4) business days after the Conversion Date (such fourth day being the “Conversion Delivery Date”) that number of Shares of Common Stock for the portion of this Note converted in accordance with the foregoing. Upon partial conversion of this Note, a replacement Note containing the same date and provisions of this Note shall, at the request of Holder, be issued by Borrower to Holder for the principal balance of this Note and interest which shall not have been converted or paid.  If a new Note is not requested by Holder, Holder will not be required to surrender the Note to Borrower until the Note has been fully converted or satisfied. At the election of Holder, Borrower will deliver accrued but unpaid interest on this Note, if any, through the Conversion Date directly to Holder on or before the Delivery Date.  The number of Shares of Common Stock to be issued upon each conversion of this Note shall be determined by dividing that portion of the outstanding principal amount of this Note and accrued but unpaid interest thereon to be converted, by the Conversion Price.

(b) Subject to adjustment as provided herein, the conversion price (“Conversion Price”) per share shall be equal to $0.83.

(c)           The Conversion Price and number and kind of shares or other securities to be issued upon conversion as determined pursuant to Section 2.1(a) hereof shall be subject to adjustment from time to time upon the happening of any of the Fundamental Transaction described below while this conversion right remains:

(A)           A Fundamental Transaction is defined as the occurrence of any of the following (each, a “Fundamental Transaction”):

(i) Borrower effects any merger or consolidation of Borrower with or into another entity where the other entity acquires more than 50% in one or a series of related transactions;

(ii) Borrower effects any sale or transfer of 40% in the aggregate, in one or a series of related transactions, of the properties and assets of Borrower to another Person(s) in any rolling twelve (12) month period;

(iii) any purchase, exchange or tender offer (whether by Borrower or another entity) is completed pursuant to which holders of an aggregate of 50% or more of the outstanding Shares of Common Stock of Borrower are permitted to tender or exchange their Shares for other securities (whether of Borrower or another Person), cash or property;

(iv) Borrower consummates a stock purchase or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more Persons whereby such other Persons acquire more than the 50% of the outstanding Shares of Common Stock (not including any Shares of Common Stock held by such other Persons making or party to, or associated or affiliated with, the other Persons making or party to, such stock purchase or other business combination);

(v) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the 1934 Act) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, in one or a series of related transactions, of 50% or more of the aggregate Common Stock of Borrower; or

(vi)         Borrower effects any reclassification of the Common Stock or any share exchange pursuant to which the Common Stock of Borrower is effectively converted into or exchanged for other securities (whether of Borrower or another Person), cash or property.  The foregoing provision shall similarly apply to successive Fundamental Transactions of a similar nature by any such successor or purchaser.

Without limiting the generality of the foregoing, the anti-dilution provisions of this Section shall apply to such securities of such successor or purchaser after any such Fundamental Transaction.

B.           Reclassification, etc.  If Borrower at any time shall, by reclassification or otherwise, change the Common Stock into the same or a different number of securities of any class or classes that may be issued or outstanding, this Note, as to the unpaid principal portion thereof and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase an adjusted number of such securities and kind of securities as would have been issuable as the result of such change with respect to the Common Stock immediately prior to such reclassification or other change.

C.           Stock Splits, Combinations and Dividends.  If the Shares of Common Stock are subdivided or combined into a smaller or greater, respectively, number of Shares of Common Stock, or if a dividend is paid on the Common Stock in Shares of Common Stock, the Conversion Price shall be proportionately reduced in the case of subdivision of Shares or payment of dividends in Shares, or proportionately increased in the case of combination of Shares, as applicable, in each such case by the ratio which the total number of Shares of Common Stock outstanding immediately after such event bears to the total number of Shares of Common Stock outstanding immediately prior to such event.

                      D.           Share Issuance.  So long as this Note is outstanding, if Borrower shall issue any Shares of Common Stock, except for the Excepted Issuances, prior to the complete conversion or payment of this Note, for a consideration per share that is less than the Conversion Price that would be in effect at the time of such issuance, then, and thereafter successively upon each such issuance, the Conversion Price shall be reduced to such other lower issue price.  For purposes of this adjustment, the issuance of any security or debt instrument of Borrower carrying the right to convert such security or debt instrument into Common Stock or of any warrant, right or option to purchase Common Stock, other than Excepted Issuances, shall result in an adjustment to the Conversion Price upon the issuance of the above-described security, debt instrument, warrant, right, or option and again upon the issuance of shares of Common Stock upon exercise of such conversion or purchase rights, if such issuance is at a price lower than the then applicable Conversion Price.  The reduction of the Conversion Price described in this paragraph is in addition to the other rights of Holder described in the Subscription Agreement.  Other than with respect to Excepted Issuances, Common Stock issued or issuable by Borrower for no consideration will be deemed issuable or to have been issued for $0.001 per share of Common Stock.

(d)           Upon the occurrence of an Event of Default that is not subsequently cured within the applicable “cure” period, the Conversion Price shall be adjusted to the lower of (i) 50% of the previous five (5) day volume weighted average price (as determined by Bloomberg L.P.) immediately prior to the date of the Event of Default of Borrower’s Common Stock and (ii) the then applicable Conversion Price, and the Holder will have the right to redeem the entire outstanding principle of the Debentures together with all accrued and unpaid interest.

(e)           Whenever the Conversion Price is adjusted pursuant to Section 2.1(c) and (d) above, Borrower shall promptly, but not later than the fifth (5th) business day after the effectiveness of the adjustment or where applicable, receipt of the determination of Bloomberg L.P., provide written notice to Holder setting forth the Conversion Price after such adjustment and setting forth a statement of the facts requiring such adjustment. Failure to provide the foregoing notice shall be deemed an Event of Default under this Note.

(f)           During the period the conversion right exists, Borrower will reserve from its authorized and unissued Common Stock not less than an amount of Common Stock equal to 125% of the amount of Shares of Common Stock issuable upon the full conversion of this Note. Borrower represents and warrants to Holder that upon issuance, such Shares will be duly and validly issued, fully paid and non-assessable. Borrower agrees that its issuance of this Note shall constitute the granting of full authority to Borrower’s officers, agents and transfer agents who are charged with the duty of executing and issuing stock certificates, to execute and issue the necessary certificates for Shares of Common Stock upon the conversion of this Note.

(g)           Maximum Conversion.  Holder shall not be entitled to convert on a Conversion Date that amount of this Note in connection with that number of Shares of Common Stock which would be in excess of the sum of (i) the number of Shares of Common Stock beneficially owned by Holder and its Affiliates on a Conversion Date, (ii) any Shares of Common Stock issuable in connection with the unconverted portion of this Note and (iii) the number of Shares of Common Stock issuable upon the conversion of this Note with respect to which the determination of this provision is being made on a Conversion Date, that would result in Holder and its Affiliates having beneficial ownership of more than 4.99% of the outstanding Shares of Common Stock of Borrower on such Conversion Date.  For purposes of the immediately preceding sentence, “beneficial ownership” shall be determined in accordance with Section 13(d) of the Exchange Act and Regulation 13d-3 thereunder.    Holder shall have the authority and obligation to determine whether the restriction contained in this subsection (g) of Section 2 hereof will limit any conversion hereunder and to the extent that Holder determines that the limitation contained in this Section applies, the determination of which portion of this Note is convertible shall be the responsibility and obligation of Holder.  Holder may waive the conversion limitation described in this subsection (g) of Section 2 hereof, in whole or in part, upon and effective after 61 days prior written notice to Borrower to increase such percentage to a maximum of 9.99%.

2.2 Upon any reorganization, consolidation, merger or transfer (and any dissolution following any transfer), this Note, as to the unpaid principal portion thereof and accrued interest thereon, shall thereafter be deemed to evidence the right to convert into such number and kind of shares or other securities and property as would have been issuable or distributable on account of such Fundamental Transaction, upon or with respect to the securities subject to the conversion right immediately prior to such Fundamental Transaction.

2.3 Redemption.  Upon the occurrence of a Fundamental Transaction, Holder shall have the right, but not the obligation, to elect, in its sole and absolute discretion, to have all or any portion of the outstanding principal amount of the Note be redeemed by Borrower at a price equal to 125% of the principal amount and accrued but unpaid interest thereon (the “Redemption Price”) by delivering to Borrower a notice of redemption, a form of which is annexed hereto as Exhibit B (the “Notice of Redemption”) (the date of giving the Notice of Redemption being the  “Redemption Date”).  Upon delivery to Borrower of a completed Notice of Redemption, Borrower shall issue and deliver to Holder within four (4) business days after the Redemption Date (such fourth day being the “Redemption Delivery Date”) shares of Common Stock of Borrower, the number of which shall be determined by dividing that portion of the outstanding principal amount of this Note and the accrued but unpaid interest to be redeemed, by the Redemption Price.

2.4 Prepayment.  Borrower may prepay and redeem this Note at any time prior to the Maturity Date, with or without the consent of the holder, provided at least five (5) business days’ prior written notice is delivered to Holder. Upon such notice being delivered to the Holder, the Holder may not submit any Notice of Conversion, until the sooner of (i) five (5) business days from receipt of notice as described in this Section 2.4 and such notice has expired, or (ii) the amount of outstanding principal and accrued and unpaid interest on the Note thereon has been satisfied. The prepayment price shall be 112% of the sum of (i) the amount of the outstanding principal amount being redeemed and (ii) the accrued and unpaid interest thereon.

ARTICLE III

EVENT OF DEFAULT

Except as expressly set forth in this Article III, the occurrence of any of the following events of default (“Event of Default”) shall, at the option of Holder, make all sums of principal and interest then remaining unpaid and all other amounts payable hereunder immediately due and payable, upon demand, without presentment, or any grace period, each of the foregoing being hereby expressly waived by Borrower:

3.1           Failure to Pay Principal or Interest.  Borrower fails to pay any installment of principal, interest or other sum due under this Note when due.

3.2           Breach of Covenant.  Borrower or any of its Subsidiaries materially breaches any covenant or other term or condition of the Subscription Agreement, this Note or any other Transaction Documents and such breach is not cured within ten (10) days after written notice is delivered to Borrower.

3.3           Breach of Representations and Warranties.  Any representation or warranty of Borrower made herein, in the Subscription Agreement, any other Transaction Documents, or any agreement, statement or certificate given in writing pursuant hereto or in connection therewith, shall be false or misleading in any material respect as of the date made and the Closing Date.

3.4           Bankruptcy and Insolvency.  If any of the following events occurs, of which each alone shall constitute an Event of Default:

(a)           Borrower or any of its Subsidiaries makes a general assignment for the benefit of creditors, or applies for or consents to the appointment of a receiver or trustee for its or for a significant part of its property or business, or such a receiver or trustee shall otherwise be appointed;

(b)           Any proceeding has been instituted against Borrower or any of its Subsidiaries seeking to adjudicate Borrower or such Subsidiary as bankrupt or insolvent, or seeking Borrower’s or any of its Subsidiaries’ dissolution, liquidation, winding up or reorganization (whether voluntary or involuntary, by operation of law or otherwise), or the issuance of any notice in relation to such event, or seeking any arrangement, adjustment, protection, relief or composition of any of Borrower’s or any of its Subsidiaries’ debts under any requirements of law relating to bankruptcy, insolvency, reorganization or other law; or

3.5           Cessation of Operations.  Any cessation of any significant operations of Borrower, including any significant operations conducted by any of its operating Subsidiaries, whether taken together or individually. Borrower may, with the prior written consent of Holder, dissolve any Subsidiary, operating or non-operating, as of the Closing Date, which generates annual revenues of less than $25,000, or which has total assets valuing less than $25,000, as determined by  Borrower’s independent public accounting firm.

3.6           Maintenance of Assets.  The failure by Borrower or any of its Subsidiaries to maintain any intellectual property rights, personal or real property, equipment or other leases or other assets, of any nature, whether tangible or intangible, which are necessary to conduct its business (whether now or in the future), as reasonably determined by Holder.  Without limiting the foregoing, the assets described in this Section 3.6 include the Collateral (as defined in the Security Agreement).

3.7           Judgments.  Any judgment, writ or similar process shall be entered in a nonappealable adjudication against Borrower or any of its Subsidiaries or any of their respective property or other assets for more than $50,000, unless stayed, vacated or satisfied within thirty (30) calendar days.

3.8           Quotation; Delisting.  As applicable: (i) ineligibility to be quoted on the Bulletin Board, removal from the Bulletin Board for any reason (including, without limitation, the failure to keep current in its filings pursuant to Section 13 or 15d of the Exchange Act or the failure to have at least one market maker for its Common Stock) or written notification that Borrower’s Common Stock is no longer eligible for quotation on the Bulletin Board; or (ii) delisting of the Common Stock from the Bulletin Board (or subsequent Principal Market), failure to comply with the requirements for continued listing on the Bulletin Board (or subsequent Principal Market) for a period of five (5) consecutive trading days, or written notification from the Bulletin Board (or subsequent Principal Market) that Borrower is not in compliance with the conditions for such continued listing on such Principal Market.

3.9           Non-Payment.  A default by Borrower or any of its Subsidiaries under any one or more obligations resulting in default judgments in an aggregate monetary amount in excess of $50,000 for more than five (5) days after the due date, unless Borrower or such Subsidiary is contesting the validity of such obligation in good faith; provided that adequate reserves have been set aside for the full amount of such obligation.

3.10           Stop Trade.  A Commission or judicial stop trade order or Principal Market trading suspension that lasts for five (5) or more consecutive trading days.

3.11           Failure to Deliver Common Stock or Replacement Note. Borrower’s failure to timely deliver Common Stock to Holder pursuant to and in the form required by this Note, the Subscription Agreement and the Warrant or, if requested by Holder pursuant to Section 2.1(a) hereof, a replacement Note following a partial conversion; provided that Holder has provided all the information reasonably necessary (as reasonably determined by Borrower’s transfer agent and the opinion-issuing counsel) to receive timely delivery of such Common Stock.

3.12           Reservation Default.  Failure by Borrower to have reserved for issuance upon conversion of this Note or upon exercise of the Warrants issued pursuant to the Subscription Agreement, the number of Shares of Common Stock required in the Subscription Agreement, this Note and the Warrants, and such failure continues for a period of ten (10) calendar days.

3.13           Financial Statement Restatement.  The restatement after the date hereof of any financial statements, other than in connection with any merger, acquisition, asset purchase, or similar transaction requiring the Borrower to restate its financials in compliance with applicable regulations, filed by Borrower with the Commission for any date or period from two years prior to the Issue Date of this Note until this Note is no longer outstanding, whether by satisfaction of all of Borrower’s obligations by the Maturity Date or otherwise, if the result of such restatement would, by comparison to the unrestated financial statements, have constituted a Material Adverse Effect.

3.14           Reverse Splits.  Borrower effectuates a reverse split of its Common Stock without thirty (30) calendar days’ prior written notice to Holder.

3.15           Event of Default under the Subscription Agreement.  The occurrence of an Event of Default as described in the Subscription Agreement or any other Transaction Document that, if susceptible to cure, is not cured during any designated cure period.

3.16           Executive Officers’ Breach of Duties.  Any of Borrower’s named executive officers or directors (as defined in Regulation S-K promulgated under the 33 Act) is convicted of a violation of any federal or state securities laws or is found guilty to have breached its fiduciary duties or is found guilty of self-dealing.

3.17           Cross Default.  A default by Borrower or any of its Subsidiaries of a material term, covenant, warranty or undertaking of any other agreement to which Borrower or such Subsidiary, as applicable, is a party or bound, or under which its assets are bound, or the occurrence of an event of default under any such other agreement to which Borrower or its Subsidiary, as applicable, is a party or bound, or under which its assets are bound, which is not cured after a required notice and/or cure period, if any

3.18           Non Registration Event.  Borrower’s failure to comply with the Registration obligations set forth in the Subscription Agreement.

3.19           Notification Failure.  A failure by Borrower to notify Holder of any material event of which Borrower is obligated to notify Holder pursuant to the terms of this Note, the Subscription Agreement or any other Transaction Document.

ARTICLE IV

SECURITY INTEREST

4.1           Security Interest/Waiver of Automatic Stay.  This Note is secured by a security interest granted to Holder pursuant to the Security Agreement.  Borrower acknowledges and agrees that should any event described in Section 3.4 hereof be commenced by or against Borrower or any of its Subsidiaries, or if any of the Collateral (as defined in the Security Agreement) should become the subject of any event described in Section 3.4 hereof, then Holder should be entitled to, among other relief to which Holder may be entitled under the Subscription Agreement, Security Agreement or any other Transaction Documents and any other agreement to which Borrower or any of its Subsidiaries, on the one hand, and Holder, on the other hand, are parties (collectively, “Loan Documents”) and/or applicable law, an order from the court granting immediate relief from the automatic stay pursuant to 11 U.S.C. Section 362 to permit Holder to exercise all of its rights and remedies pursuant to this Note, the Subscription Agreement, the other Transaction Documents, and the Loan Documents and/or applicable law. Borrower EXPRESSLY WAIVES THE BENEFIT OF THE AUTOMATIC STAY IMPOSED BY 11 U.S.C. SECTION 362.  FURTHERMORE, BORROWER EXPRESSLY ACKNOWLEDGES AND AGREES THAT NEITHER 11 U.S.C. SECTION 362 NOR ANY OTHER SECTION OF THE BANKRUPTCY CODE OR OTHER STATUTE OR RULE (INCLUDING, WITHOUT LIMITATION, 11 U.S.C. SECTION 105) SHALL STAY, INTERDICT, CONDITION, REDUCE OR INHIBIT IN ANY WAY THE ABILITY OF HOLDER TO ENFORCE ANY OF ITS RIGHTS AND REMEDIES UNDER THE THIS NOTE, THE SUBSCRIPTION AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, AND THE LOAN DOCUMENTS AND/OR APPLICABLE LAW.  Borrower hereby consents to any motion for relief from stay that may be filed by Holder in any proceeding described in Section 3.4 hereof initiated by or against Borrower or any of its Subsidiaries and, further, agrees not to file any opposition to any motion for relief from stay filed by Holder.  Borrower further represents, acknowledges and agrees that this waiver is knowingly, intelligently and voluntarily made, that neither Holder nor any Person acting on behalf of Holder has made any representations to induce this waiver, that Borrower has been represented (or has had the opportunity to he represented) in the signing of this Note, this Note, the Subscription Agreement, the other Transaction Documents and the Loan Documents and in the making of this waiver by independent legal counsel selected by Borrower and that Borrower has discussed this waiver with counsel.

ARTICLE V

MISCELLANEOUS

5.1           Failure or Indulgence Not Waiver.  No failure or delay on the part of Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver hereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.  All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

5.2           Notices.  All notices, demands, requests, consents, approvals and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) hand delivered, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable overnight courier service with charges prepaid or (iv) transmitted by facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice in accordance with this Section.  Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received), (b) on the first business day following the date of mailing by reputable overnight air courier service addressed to such address or (c) three (3) business days after in the mail or upon actual receipt of such mailing, whichever shall first occur.  The addresses for such communications shall be::

If to Borrower, to:
Medlink International, Inc.
Attn: Ray Vuono, CEO
1 Roebling Court
Ronkonkama, NY 11779
Facsimile: (888) 228-3578

If to Holder:
To the address and facsimile number listed on the first paragraph of this Note.

With a copy to (which copy shall not constitute notice):
Anslow & Jaclin LLP
Attn: Joseph M. Lucosky, Esq.
195 Route 9 South, Suite 204
Manalapan, NJ 07726
Facsimile: (732) 577-1188

5.3           Amendment Provision.  The term “Note” and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

5.4           Assignability.  This Note shall be binding upon Borrower and its successors and assigns, and shall inure to the benefit of Holder and its successors and assigns.  Borrower may not assign its obligations under this Note.

5.5           Expenses.  Borrower shall pay Holder reasonable costs of collection, including reasonable attorneys’ fees.

A.           Expenses for Amendments.  If Holder shall employ counsel for advice or other representation or shall incur legal or other costs and expenses in connection with any amendment or modification of this Note and/or any of the other Transaction Documents, then, and in any such event, the reasonable counsel fees arising from such services and all expenses, costs, charges and other reasonable fees of such counsel incurred in connection with or related to any of the events or actions described above shall be payable by Borrower.

B.           Costs of Collection.  In the event of a default or an Event of Default, in addition to any other sums payable by Borrower hereunder, Borrower shall pay Holder’s and any other holders’ of the Notes costs of collection, including reasonable attorneys’ fees, and including post judgment costs of collection, incurred by Holder or any other holders of the Notes in the collection of the obligations of Borrower to Holder and any other holders of the Notes whether under this Note or the other Transaction Documents, and in the enforcement of any provision hereof and thereof, whether suit be brought or not.

C.           Expenses in Dispute.  In the event of any dispute regarding the subject matter hereunder, the non-prevailing party in any dispute shall be required to fully reimburse the prevailing party in any dispute for all of its attorneys’ fees, costs and expenses incurred in connection with such dispute, the outcome of which shall have been determined by a court of competent jurisdiction.

5.6           Governing Law.  This Note shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws principles that would result in the application of the substantive laws of another jurisdiction.  Any action brought by either party hereto against the other concerning the transactions contemplated by this Note must be brought only in the civil or state courts of New York or in the federal courts located in the State and county of New York.  The parties to this Note hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens.  The Company and Holder waive trial by jury.  The prevailing party shall be entitled to recover from the other party its reasonable attorneys’ fees and costs.  In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform to such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or unenforceability of any other provision of this Note. Nothing contained herein shall be deemed or operate to preclude Holder from bringing suit or taking other legal action against Borrower in any other jurisdiction to collect on Borrower's obligations to Holder, to realize on any Collateral or any other security for such obligations, or to enforce a judgment or other decision in favor of Holder.  This Note shall be deemed an unconditional obligation of Borrower for the payment of money and, without limitation to any other remedies of Holder, may be enforced against Borrower by summary proceeding pursuant to New York Civil Procedure Law and Rules Section 3213 or any similar rule or statute in the jurisdiction where enforcement is sought.  For purposes of such rule or statute, any other document or agreement to which Holder and Borrower are parties or which Borrower delivered to Holder, which may be convenient or necessary to determine Holder’s rights hereunder or Borrower’s obligations to Holder, are deemed a part of this Note, whether or not such other document or agreement was delivered together herewith or was executed apart from this Note.

5.7           Maximum Payments.  Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum rate permitted by applicable law.  In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum rate permitted by applicable law, any payments in excess of such maximum rate shall be credited against amounts owed by Borrower to Holder.

5.8           Non-Business Days.   Whenever any payment or any action to be made shall be due on a Saturday, Sunday or a public holiday under the laws of the State of New York, such payment may be due or action shall be required on the next succeeding business day and, for such payment, such next succeeding day shall be included in the calculation of the amount of accrued interest payable on such date.

5.9           Redemption.  This Note may not be redeemed or called without the consent of Holder except as described in Section 2.4 herein or the Subscription Agreement.

5.10           Shareholder Status.  Holder shall not have rights as a shareholder of Borrower with respect to unconverted portions of this Note.  However, Holder will have the rights of a shareholder of Borrower with respect to the Shares of Common Stock to be received after delivery by Holder of a Conversion Notice to Borrower.

5.11           Facsimile Signature.  In the event that Borrower’s signature is delivered by facsimile transmission, PDF, electronic signature or other similar electronic means, such signature shall create a valid and binding obligation of Borrower with the same force and effect as if such signature page were an original thereof.

[Remainder of Page Intentionally Left Blank]

[Signature Pages Follow]

 IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by an authorized officer as of the ___ day of November, 2010.

MEDLINK INTERNATIONAL, INC.

By:________________________________
           Name:
           Title:

WITNESS:

______________________________________

[Signature Page to Senior Secured Convertible Promissory Note]

Exhibit A

NOTICE OF CONVERSION

(To be executed by the Registered Holder in order to convert the Note)

The undersigned hereby elects to convert $_________ of the principal and $_________ of the interest due on the Note issued by MEDLINK INTERNATIONAL, INC. on ________, 20__ into Shares of Common Stock of MEDLINK INTERNATIONAL, INC. (“Borrower”) according to the conditions set forth in the Note to which this Notice of Conversion is a part, as of the date written below.

Date of Conversion:____________________________________________________________________

Conversion Price:______________________________________________________________________

Number of Shares of Common Stock Beneficially Owned on the Conversion Date: Less than 5% of the outstanding Shares of Common Stock of MEDLINK INTERNATIONAL, INC.

Shares To Be Delivered:_________________________________________________________________

Signature:____________________________________________________________________________

Print Name:__________________________________________________________________________

Address:_____________________________________________________________________________

   ____________________________________________________________________________

Exhibit B

NOTICE OF REDEMPTION

(To be executed by the Registered Holder in order to redeem the Note)

The undersigned hereby elects to redeem $_________ of the principal and $_________ of the interest due on the Note issued by MEDLINK INTERNATIONAL, INC. (“Borrower”) on ________, 20__ according to the conditions set forth in the Note to which this Notice of Redemption is a part, as of the date written below.

Date of Redemption:____________________________________________________________________

Signature:____________________________________________________________________________

Print Name:__________________________________________________________________________

Address:_____________________________________________________________________________

   ____________________________________________________________________________